EXHIBIT 99.3

NOTICE TO INVESTORS

Reynolds American Inc.

Offers to Exchange Up to the Aggregate Principal Amounts of the Series of Notes

Issued by Reynolds American Inc. Shown Below

Old Notes to be Exchanged	CUSIP Nos.		Outstanding Principal Amount
3.500% Senior Notes due 2016	761713 BH8	U8001F AL9	$414,793,000
2.300% Senior Notes due 2017	761713 BJ4	U8001F AM7	$447,092,000
8.125% Senior Notes due 2019	761713 BK1	U8001F AN5	$668,689,000
6.875% Senior Notes due 2020	761713 BL9	U8001F AP0	$641,462,000
3.750% Senior Notes due 2023	761713 BM7	U8001F AQ8	$473,689,000
8.125% Senior Notes due 2040	761713 BN5	U8001F AR6	$236,748,000
7.000% Senior Notes due 2041	761713 BP0	U8001F AS4	$240,197,000

Pursuant to the Prospectus dated                     , 2015

The Exchange Offers will expire at                     p.m., New York City time, on                     , 2015, unless extended (such date, as it may be extended, the “Expiration Date”). Tenders may be withdrawn prior to                     p.m., New York City time, on the Expiration Date.

                    , 2015

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offers by Reynolds American Inc. (“RAI” or the “Company”) to exchange up to the aggregate principal amounts of each series of notes (the “old notes”) of the Company listed in the table above for newly issued notes issued by the Company (the “new notes”), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal (which together constitute the “Exchange Offers”). As set forth in the Prospectus, the terms of the new notes are identical in all material respects to those of the old notes, except for transfer restrictions, registration rights and rights to additional interest that do not apply to the new notes. Old notes may only be tendered in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

We have forwarded this material to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the registered holder and pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all such old notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Exchange Offers. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your old notes. We also request that you confirm that we may, on your behalf, make the representations, warranties, and agreements contained in the Letter of Transmittal.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers expire at                     p.m., New York City time on the Expiration Date, unless extended. Tenders of old notes may be withdrawn at any time prior to                     p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offers are for the exchange of any and all outstanding old notes of the series listed above for a like principal amount of new notes, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The form and terms of each series of new notes are identical in all material respects to those of the old notes, except for transfer restrictions, registration rights and rights to additional interest that do not apply to the new notes.

2. The Company has agreed to pay the expenses of the Exchange Offers.

3. Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.

The Exchange Offers are not being made to (nor will tenders be accepted from or on behalf of) holders who tender their old notes residing in any jurisdiction in which the making of the Exchange Offers or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to exchange any or all of your old notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange old notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS FROM CLIENT:

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Reynolds American Inc. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL OLD NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐  Please tender my old notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of old notes to be tendered if I wish to tender less than all of my old notes.

☐  Please do not tender my old notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the new notes acquired pursuant to the Exchange Offers are being acquired in the ordinary course of business of the undersigned or any beneficial owner of the old notes tendered hereby;

•	neither the undersigned holder nor any beneficial owner of the old notes tendered hereby is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a “distribution” of the new notes within the meaning of the Securities Act;

•	neither the undersigned holder nor any beneficial owner of the old notes tendered hereby is an “affiliate” of any of RAI or the guarantors within the meaning of Rule 405 promulgated under the Securities Act;

•	if the undersigned or any beneficial owner of the old notes tendered hereby is a broker-dealer, neither the undersigned nor any such beneficial owner purchased the old notes directly from RAI for resale pursuant to an exemption from registration under the Securities Act;

•	if the undersigned or any beneficial owner of the old notes tendered hereby is a broker-dealer, the undersigned further represents, warrants and agrees that it or such other beneficial owner (a) acquired its old notes as a result of market-making or other trading activities (and not directly from RAI for resale), (b) may be considered a statutory “underwriter” under the Securities Act and (c) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes received in the Exchange Offers (which prospectus may be the Prospectus); provided, however, that, by acknowledging that you or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, you or such beneficial owner will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•	the undersigned holder is not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

Signature:

Print Name here:

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

None of the old notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the old notes held by us for your account.